Exhibit 99.1

Aptera Motors Reports Fourth Quarter and Full Year 2025 Financial Results

●	Reports Q4 2025 GAAP Net Loss of $15.5 Million and Full Year Net Loss of $43.9 Million
●	Calculates Q4 2025 Adjusted Net Loss of $8.7 Million (Non-GAAP) and Full Year Adjusted Net Loss of $18.5 Million (Non-GAAP)
●	Recognized $4.2 Million in Other Income for the Full Year, primarily from California Energy Commission Grant
●	Ended Year with $9.6 Million in Cash and Cash Equivalents

Carlsbad, CA – March 30, 2026 – Aptera Motors Corp. (NASDAQ: SEV) (“Aptera” or the “Company”), a solar mobility company advancing ultra-efficient transportation, today reported its financial results for the fourth quarter and full year ended December 31, 2025.

“Our fourth quarter capped a transformative year for Aptera as we transitioned to a publicly traded company and began standing up our validation assembly line,” said Chris Anthony, Co-CEO of Aptera. “We are laser-focused on completing our durability testing and leveraging the $17.1 million in new capital raised in early 2026 to lock in long-lead components, as we work toward our target of getting Aptera on the road. Our goal remains simple: ensure we have the resources and manufacturing foundation to execute on our phased path to low-volume production.”

Fourth Quarter and Full Year 2025 Financial Highlights

(In thousands, except per share data)

	For the Three Months Ended December 31, 2025	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
GAAP net loss	$(15,480)	$(8,880)	$(43,907)	$(34,907)
Adjusted net loss (Non-GAAP)*	$(8,712)	$(5,321)	$(18,450)	$(20,141)

GAAP net loss per share	$(0.57)	$(0.38)	$(1.79)	$(1.52)
Adjusted net loss per share (Non-GAAP)*	$(0.32)	$(0.23)	$(0.75)	$(0.87)

Key Financial Data:
Operating expenses	$15,101	$10,022	$48,110	$37,121
Other income (expense)	$(379)	$1,142	$4,203	$2,214
Cash and cash equivalents (as of period end)	$9,608	$13,160	$9,608	$13,160

*See “Use of Non-GAAP Financial Measures” and reconciliation table below.

Business Update and Liquidity

The Company’s operational focus remains on the build-out of its validation assembly line and the assembly of its validation fleet using production-intent parts.

As of December 31, 2025, the Company had $9.6 million in cash and cash equivalents. The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, provides a detailed update on its liquidity and capital resources.

During the first quarter of 2026, the Company successfully raised an aggregate of approximately $17.1 million in gross proceeds, consisting of $9.0 million from a follow-on public offering closed on January 26, 2026, and an additional $8.1 million from subsequent warrant exercises, which included a $6.3 million warrant inducement transaction completed on March 12, 2026. The Company also maintains access to its equity line of credit (ELOC), subject to customary conditions. Additionally, the Company’s Carlsbad assembly facility received Foreign-Trade Zone (FTZ) designation in February 2026, and the Company secured a twelve-month lease extension for its primary facility through March 31, 2028.

Use of Non-GAAP Financial Measures

This press release includes Adjusted Net Loss and Adjusted Net Loss Per Share, which are non-GAAP financial measures. We define Adjusted Net Loss as GAAP net loss, excluding non-cash stock-based compensation expense and public company transition costs. Public company transition costs include legal, accounting, advisory, and other readiness expenses directly related to the Company’s transition to a publicly traded entity. We believe that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide a more complete understanding of our core operating performance and trends, as these adjustments remove non-cash expenses and specific transitional costs that do not reflect our ongoing operations.

These non-GAAP measures are presented in addition to, and not as a substitute for, GAAP results. Non-GAAP measures have material limitations and may not be comparable to similarly titled measures of other companies. We encourage investors to review these measures together with our GAAP results and the reconciliations provided.

(Unaudited) Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss

(In thousands, except share amounts)

	For the Three Months Ended December 31, 2025	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
GAAP Net Loss	$(15,480)	$(8,880)	$(43,907)	$(34,907)
Public company transition costs	717	-	1,144	-
Add: stock-based compensation (G&A)	4,536	3,032	16,922	11,302
Add: stock-based compensation (R&D)	1,515	527	7,391	3,464
Non-GAAP adjusted net loss	$(8,712)	$(5,321)	$(18,450)	$(20,141)

Weighted-Average Shares Outstanding	27,372,040	23,319,388	24,492,781	23,036,809

About Aptera Motors Corp.

Aptera Motors Corp. (Nasdaq: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans and expectations for validation builds, timing of component deliveries, anticipated commencement of assembly, future production, manufacturing scale-up, our expected capital needs and financing plans, our ability to access and utilize our equity line of credit, the anticipated benefits of our facility improvements and Foreign-Trade Zone designation, our path to low-volume production and our overall business strategy and outlook. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others, supply chain delays and disruptions; our ability to hire key personnel; the feasibility and timing of scaling our manufacturing processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance; our ability to continue as a going concern absent additional financing; our ability to access capital under our equity line of credit and other sources on acceptable terms and timing; our dependence on successful validation builds and timely component deliveries to achieve any production milestones, and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Contacts

Investor Relations:

Aptera Motors Corp.

ir@aptera.us

Media Contact:

media@aptera.us